Exhibit 99.1

Wetpaint.com, Inc.
Financial Statements
Years ended December 31, 2012 and 2011

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
Wetpaint.com, Inc.
Report on Financial Statements

We have audited the accompanying financial statements of Wetpaint.com, Inc., which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, comprehensive loss, convertible preferred stock and changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wetpaint.com, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/Moss Adams LLP

Seattle, Washington
December 6, 2013

WETPAINT.COM, INC.
BALANCE SHEETS

ASSETS
	December 31,
	2012	2011
CURRENT ASSETS
Cash and cash equivalents	$4,318,485	$6,125,287
Accounts receivable, net of allowance for doubtful
accounts of $14,793 and $9,988	392,533	189,235
Prepaid expenses and other current assets	120,412	160,884
Total current assets	4,831,430	6,475,406

PROPERTY AND EQUIPMENT, net	154,097	162,492

INTANGIBLE ASSETS, net	186,195	125,704

OTHER LONG-TERM ASSETS	96,506	47,047

	$5,268,228	$6,810,649

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$156,028	$140,233
Accrued expenses	21,871	15,732
Accrued wages and benefits	462,610	409,662
Deferred revenue	1,567,857	—
Total current liabilities	2,208,366	565,627

DEFERRED REVENUE, net of current portion	457,143	—

Total liabilities	2,665,509	565,627

COMMITMENTS AND CONTINGENCIES (Note 8)

CONVERTIBLE PREFERRED STOCK
Series C convertible preferred stock - par value $.0001 per share;
2,500,000 shares authorized; 2,485,089 shares issued
and outstanding; liquidation preference of $24,999,985	24,897,459	24,897,459
Series B convertible preferred stock - par value $.0001 per share;
3,600,000 shares authorized; 3,512,875 shares issued
and outstanding; liquidation preference of $9,534,997	9,459,175	9,459,175
Series A convertible preferred stock - par value $.0001 per share;
5,250,000 shares authorized; 5,250,000 shares issued
and outstanding; liquidation preference of $5,250,000	5,180,000	5,180,000

See accompanying notes.    3

Total convertible preferred stock	39,536,634	39,536,634

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock - par value $.0001 per share; 18,500,000
shares authorized; 3,722,487 and 3,690,162 shares
issued and outstanding	372	369
Additional paid-in capital	1,487,530	1,185,443
Accumulated deficit	(38,421,817)	(34,477,424)
Total stockholders’ equity (deficit)	(36,933,915)	(33,291,612)

Total liabilities, convertible preferred stock and
stockholders’ equity (deficit)	$5,268,228	$6,810,649

See accompanying notes.    4

WETPAINT.COM, INC.
STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2012	2011
REVENUES
Advertising	$1,963,814	$1,455,031
Partner service	2,975,000	209,737
Total revenues	4,938,814	1,664,768

COST OF REVENUE	347,676	467,920

GROSS PROFIT	4,591,138	1,196,848

OPERATING EXPENSES
Salaries and wages	5,719,986	5,551,438
Professional fees	1,044,039	1,699,976
Sales and marketing	136,720	109,412
General and administrative	1,674,433	1,646,335
Total operating expenses	8,575,178	9,007,161

LOSS FROM OPERATIONS	(3,984,040)	(7,810,313)

OTHER INCOME
Interest income	1,905	1,159
Other income	37,742	—
Total other income	39,647	1,159

NET LOSS	$(3,944,393)	$(7,809,154)

5See accompanying notes.

WETPAINT.COM, INC.
STATEMENTS OF COMPREHENSIVE LOSS

	Years Ended
	December 31,
	2012	2011

NET LOSS	$(3,944,393)	$(7,809,154)

REALIZED GAIN FROM SALE OF MARKETABLE SECURITIES	—	(4,663)

COMPREHENSIVE LOSS	$(3,944,393)	$(7,813,817)

See accompanying notes.    6

WETPAINT.COM, INC.
STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

												Accumulated
	Series C Convertible		Series B Convertible		Series A Convertible					Additional		Other	Total
	Preferred Stock		Preferred Stock		Preferred Stock		Convertible	Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred Stock	Shares	Amount	Capital	Deficit	Income	Equity(Deficit)

BALANCE, December 31, 2010	2,485,089	$24,897,459	3,512,875	$9,459,175	5,250,000	$5,180,000	$39,536,634	3,655,787	$366	$1,133,596	$(26,668,270)	$4,663	$(25,529,645)

Exercise of common stock options	—	—	—	—	—	—	—	34,375	3	5,362	—	—	5,365

Stock-based compensation	—	—	—	—	—	—	—	—	—	46,485	—	—	46,485

Net loss	—	—	—	—	—	—	—	—	—	—	(7,809,154)	—	(7,809,154)

Realized gain from sale of
marketable securities	—	—	—	—	—	—	—	—	—	—	—	(4,663)	(4,663)

BALANCE, December 31, 2011	2,485,089	24,897,459	3,512,875	9,459,175	5,250,000	5,180,000	39,536,634	3,690,162	369	1,185,443	(34,477,424)	—	(33,291,612)

Exercise of common stock options	—	—	—	—	—	—	—	32,325	3	3,593	—	—	3,596

Stock-based compensation	—	—	—	—	—	—	—	—	—	298,494	—	—	298,494

Net loss	—	—	—	—	—	—	—	—	—	—	(3,944,393)	—	(3,944,393)

BALANCE, December 31, 2012	2,485,089	$24,897,459	3,512,875	$9,459,175	5,250,000	$5,180,000	$39,536,634	3,722,487	$372	$1,487,530	$(38,421,817)	—	$(36,933,915)

See accompanying notes.    7

WETPAINT.COM, INC.
STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,944,393)	$(7,809,154)
Adjustments to reconcile net loss to net cash
used in operating activities
Depreciation and amortization	103,185	167,481
Impairment of intangible assets	—	40,443
Stock-based compensation	298,494	46,485
Realization of gain from sale of investments	—	(4,663)
Change in assets and liabilities
Accounts receivable, net	(203,298)	(13,698)
Prepaid expenses and other current assets	40,472	(3,677)
Other long-term assets	(49,459)	11,110
Accounts payable	15,795	(88,725)
Accrued expenses	6,139	58,508
Accrued wages and benefits	52,948	(68,833)
Deferred revenue	2,025,000	(5,000)
Net cash used in operating activities	(1,655,117)	(7,669,723)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	—	(617,478)
Sales of marketable securities	—	7,194,096
Purchases of property and equipment	(87,827)	(94,849)
Capitalized license costs	(15,000)	—
Capitalized patent costs	(52,454)	(3,128)
Net cash (used in) provided by investing activities	(155,281)	6,478,641

CASH FLOWS FROM FINANCING ACTIVITIES
Exercise of employee stock options	3,596	5,365

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,806,802)	(1,185,717)

CASH AND CASH EQUIVALENTS
Beginning of year	6,125,287	7,311,004

End of year	$4,318,485	$6,125,287

See accompanying notes.    8

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Operations - Wetpaint.com, Inc. (the Company) is a media company that uses proprietary technology to drive social media and monetize audiences. The technology is based on analytical methods that provide an accurate, real-time, and continuously updating picture of audience interest and responsiveness, thereby revolutionizing the relationship between publisher and audience by bringing real-time data to content-creation, programming and distribution on the social web. The Company uses the technology to create a portfolio of media properties. Wetpaint Entertainment attracts females 18-34 with in-depth coverage of their favorite TV shows, stars and fashion. It is one of the leading providers for information, especially on top rated TV shows, in the entertainment news space. This brings advertisers across categories to the Company’s doors to buy premium ad space for quality brand names using marquee ad experiences, custom sponsorship, social games and live events.

On November 26, 2013 the Company signed a Term Sheet with Viggle Inc. ("Viggle") by which Viggle is to acquire all the assets of the Company (the "Transaction") for a stated purchase price to be paid should the Transaction proceed to closing. Closing of the deal is subject to completion of due diligence.

Certain Significant Risks and Uncertainties - The Company continues to be subject to the risks and challenges associated with other companies at a similar stage of development, including dependence on key individuals, successful development and marketing of its products and services, competition from substitute products and services and larger companies which have greater financial resources, technical management, marketing resources, and the ability to secure adequate financing to support future growth.

Use of Estimates - The preparation of financial statements, in conformity with U.S. generally accepted accounting principles (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the financial statements during the reporting period. Uses of estimates include, but are not limited to, accounts receivable returns, the net realizable value of property, equipment, and the valuation of stock-based awards and instruments. The amounts ultimately realized from the affected assets or ultimately recognized as liabilities will depend on, among other factors, general business conditions, and could differ materially in the near-term from the carrying amounts reflected in these financial statements.

Fair Value of Financial Instruments - Fair values of cash equivalents, accrued expenses and current accounts receivable and payable approximate the carrying amounts because of their short term nature.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments.

9See accompanying notes.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies (Continued)

Property and Equipment - Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method and the following estimated useful lives:

Computer equipment    3 years
Office equipment and furniture    7 years
Software    3 years

The Company’s leasehold improvements are depreciated on a straight-line basis over the shorter of their estimated useful lives or the lease term. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in the statement of operations. Repair and maintenance costs are expensed as incurred.

Intangible Assets - The Company’s intangible assets include domain names, trademarks, licenses and patents. The Company amortizes its intangible assets using the straight-line method over the 15 year estimated economic lives of the assets. Capitalized patent costs represent costs incurred to pursue patent applications. The Company assigns costs to patents and begins amortization upon notification from the U.S. Patents Office that the patents have been assigned. The Company reviews intangible assets for impairment whenever events or circumstances indicate that the carrying value of the assets may not be recoverable. Determination of recoverability is based on the lowest level of identifiable estimated undiscounted cash flows resulting from use of the asset and its eventual disposition. Measurement of any impairment loss is based on the excess of the carrying value of the asset over its fair value. There has been no impairment charges recorded in 2012 or 2011.

Revenue Recognition - The Company derives its advertising revenue from online advertising sales to corporate customers. The Company derives its partner services revenue through licensing arrangements and professional services including training and support. The Company recognizes revenue in the period that advertising occurs and professional services are provided. Revenues recognized in excess of amounts earned are classified as deferred revenues on the balance sheet.

The Company enters into licensing arrangements for the development of an online audience. Under the licensing arrangements, customers purchase a combination of hosted software services and training. The Company assigns values to each deliverable of the arrangement based upon its best estimate of the selling price for that deliverable. Training revenues are recognized as the service is provided. Hosted software service revenues are recognized over the term of the arrangement.

The Company uses agents who help monitor advertising impressions, bill customers, and collect revenues on the Company’s behalf for online advertising sales. The Company follows the guidance of Accounting Standards Codification (ASC) 605-45, Revenue Recognition Principal Agent Considerations, in assessing whether revenue in these transactions is recorded gross or net of the fees paid to agents.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies (Continued)

Cost of Revenue - Cost of revenue consists primarily of traffic acquisition costs and other fees paid to advertising representation firms. Traffic acquisition costs are payments made to third-parties to direct consumer traffic to the Company’s website(s). The fees paid to advertising representation firms are reported gross as the Company is the primary obligor to the advertisers who are the customers of the advertising service.

Concentration of Revenues and Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents, and accounts receivable. The Company maintains its cash and investment accounts with financial institutions where, at times, deposits exceed federal insurance limits. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial position, and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based upon its historical experience and the expected collectability of accounts receivable. The Company’s allowance for doubtful accounts was $14,793 and $9,988 as of December 31, 2012 and 2011.

At December 31, 2012, approximately 93% of accounts receivable was from two customers and approximately 94% of operating revenue was from two customers. At December 31, 2011, approximately 86% of accounts receivable was from two customers and approximately 67% of operating revenue was from two customers.

Income Taxes - The Company follows the asset and liability method of accounting for income taxes pursuant to ASC 740, Income Taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recorded.

The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense if incurred (Note 7).

11See accompanying notes.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation - The Company recognizes expense related to the fair value of stock-based compensation. Compensation cost recognized for the years ended December 31, 2012 and 2011 includes compensation cost based on the grant-date fair value and is recognized using the straight-line attribution method. The fair value of stock options granted was estimated on the date of grant using the Black-Scholes option-pricing method and the following weighted-average assumptions at December 31:

	2012	2011
Dividend yield	—%	—%
Risk-free interest rate	0.40%	0.98%
Expected life	6.25 years	6.25 years
Expected volatility	79%	83%

The Company has not declared or paid any dividends. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield available at the time of option grant in U.S. Treasury securities with a term equivalent to the expected life of the option. Expected volatility is based on an average volatility of stock prices for a group of publicly traded companies with similar software product offerings. The expected life of options represents the period that the stock-based awards are expected to be outstanding. Consideration was given to the contractual terms of the stock-based awards, vesting schedules and expectations of future employee behavior. The valuation of the Company’s common stock for purposes of option grants and fair-value calculations is based upon independent valuation, consideration of enterprise value and assessment of other common and preferred stock transactions occurring during the period.

The Company’s stock price volatility and expected option lives involve management’s best estimates, both of which impact the fair value of the option calculated under the Black-Scholes method and, ultimately, the expense that will be recognized over the vesting term of the option. The Company recognizes compensation expense for only the portion of options expected to vest. Therefore, management applied an estimated forfeiture rate that was derived from historical employee termination behavior. If the actual number of forfeitures differs from these estimates, additional adjustments to compensation expense may be required in future periods.

Advertising - The Company expenses all advertising and marketing costs when incurred. Advertising expense was $102,150 and $95,893 for the years ended December 31, 2012 and 2011.

Foreign Currency - The Company’s functional currency is the U.S. dollar. All contracts are invoiced in U.S dollars. There were no unrealized or realized gains or losses from foreign currency translation as of or for the years ended December 31, 2012 and 2011.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Operations and Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements - In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of Accumulated Other Comprehensive Income (“AOCI”) by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. The adoption of ASU 2013-02 effective January 1, 2013 is not expected to have a material impact on the Company’s financial statements.

Subsequent Events - Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued. The Company has evaluated subsequent events through December 5, 2013, which is the date the financial statements were issued.

Note 2 - Property and Equipment

A summary of property and equipment is as follows as of December 31:

	2012	2011
Computer equipment	$662,747	$623,251
Office equipment and furniture	152,276	133,855
Leasehold improvements	89,671	70,862
Software	54,322	43,222
	959,016	871,190
Less: Accumulated depreciation and amortization	(804,919)	(708,698)

Property and equipment, net	$154,097	$162,492

Depreciation expense was $96,222 and $162,411 for the years ended December 31, 2012 and 2011.

13See accompanying notes.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 3 - Intangible Assets

The Company’s intangible assets consist of patents, trademarks, licenses and domain names. The Company amortizes patents, trademarks and domain names on a straight-line basis over a period of 15 years.

Intangible assets consist of the following at December 31, 2012:

			Net
		Accumulated	Carrying
	Cost	Amortization	Value
Patents	$121,856	$—	$121,856
Trademarks	67,616	22,175	45,441
Domain names	8,415	3,600	4,815
Licenses	15,000	917	14,083
Total	$212,887	$26,692	$186,195

Intangible assets consist of the following at December 31, 2011:

			Net
		Accumulated	Carrying
	Cost	Amortization	Value
Patents	$70,378	$—	$70,378
Trademarks	67,616	17,666	49,950
Domain names	8,415	3,039	5,376
Total	$146,409	$20,705	$125,704

Amortization expense related to the intangible assets was $6,963 and $5,070 for the years ended December 31, 2012 and 2011.

During 2011, the Company determined certain patents were no longer expected to generate significant future cash flows and deemed the capitalized costs of the patents to be impaired and recognized a $40,443 impairment charge. There were no impairment charges recognized during the year ended December 31, 2012.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 3 - Intangible Assets (Continued)

Capitalized patent costs represent costs incurred to pursue patent applications. The Company assigns costs to patents and begins amortization upon notification from the U.S. Patents Office that the patents have been assigned. None of the Company’s patent applications have been assigned as of December 31, 2012. Amortization of definite lived intangibles for the next five years and thereafter, assuming no subsequent impairment of the underlying assets is estimated as follows:

2013	$5,987
2014	6,070
2015	6,070
2016	6,070
2017	6,070
Thereafter	155,928
Total	$186,195

Note 4 - Convertible Preferred Stock

Convertible Preferred Stock - Preferred stock is issuable in one or more series, each with such designations, rights, qualifications, limitations, and restrictions as the Board of Directors of the Company may determine at the time of issuance. At December 31, 2012, the Company has authorized 11,350,000 shares of preferred stock, of which 5,250,000 are designated as Series A, 3,600,000 are designated as Series B, and 2,500,000 are designated as Series C.

The terms of the Series A, Series B, and Series C preferred stock are summarized below:

Conversion - Each share of Series A, B, and C preferred stock is convertible at the option of the holder into such number of common stock as is determined by dividing the original issue price by the conversion price in effect at the time of conversion. Each share of Series A, B, and C preferred stock is currently convertible into one share of common stock. Under the terms of the agreements, preferred stock can generally be automatically converted into shares of common stock upon the closing of a public offering. The conversion price shall be subject to adjustment upon the issuance of additional shares of common stock without consideration or for consideration, which is less than the conversion price in effect immediately prior to such issuance.

Liquidation and Preference - In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of preferred stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the original issue price (as adjusted for stock splits, stock dividends, reclassifications and the like) for each share of Series A, Series B, or Series C preferred stock held by them, plus declared but unpaid dividends.

15See accompanying notes.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 4 - Convertible Preferred Stock (Continued)

Unless otherwise approved by a vote of at least 50% of the holders of the Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock voting as one class, and provided that no such approval or waiver shall be effective unless holders of at least 50% of the Series C convertible preferred stock approve, a deemed liquidation event will occur upon: (i) the Company’s sale of all or substantially all of its assets, (ii) the acquisition of the Company by another entity by means of merger or other form of corporate reorganization in which the outstanding shares of the Company are exchanged for securities or other consideration issued by or on behalf of the acquiring entity as a result of which the stockholders of the Company immediately prior to such transaction hold fifty percent or less of the voting power of the surviving or resulting company, or (iii) transfer to a person or group of affiliated persons of the Company’s securities if, as a result of which the stockholders of the Company immediately prior to such transaction hold fifty percent or less of the voting power of the Company.

These liquidation features cause the Series A convertible preferred stock, Series B convertible preferred stock and series C convertible preferred stock to be classified as mezzanine equity rather than a component of stock holders’ equity.

Redemption - The Series A, Series B, and Series C preferred stock are not redeemable.

Voting - The holder of each share of Series A, Series B, and Series C preferred stock has the right to one vote for each full share of common stock into which its respective shares of preferred stock would be convertible on the record date for the vote.

Dividends - The holders of Series A, Series B, and Series C preferred stock are entitled to receive dividends out of any assets legally available, prior and in preference to any declaration or payment of any dividends to holders of common stock. Dividends are payable when declared by the Board of Directors without cumulative preferences for Series A, Series B, or Series C preferred stock at the rate of 8% of the applicable original issue price.

Note 5 - Stockholders’ Equity

Common Stock - At December 31, 2012, the Company is authorized to issue 18,500,000 shares of common stock with a par value of $.0001 per share.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 6 - Stock Option Plan

On September 15, 2005, the Company adopted an incentive stock option plan (the Plan), which provides for the issuance of up to 2,100,000 incentive and nonqualified common stock options to employees, directors, officers and consultants of the Company. In July 2011, the Plan was amended to increase the number of shares available to be issued under the Plan to 4,102,036. The term of each option shall be no more than ten years. The options generally vest over a four year period. As of December 31, 2012 and 2011, there were 674,967 and 817,883 shares available for issuance under the Plan.

The following table summarizes stock option activity for the Plan for the years ended December 31:

			Weighted
		Weighted	Average
		Average	Remaining
	Options	Exercise	Contractual
	Outstanding	Price	Life (in years)
Outstanding at December 31, 2010	3,026,336	$0.84	7.80
Options granted	479,050
Options exercised	(34,375)
Options forfeited or cancelled	(727,020)
Outstanding at December 31, 2011	2,743,991	$0.79	7.06
Options granted	335,450
Options exercised	(32,325)
Options forfeited or cancelled	(202,075)
Outstanding at December 31, 2012	2,845,041	$0.77	6.40
Vested and expected to vest at December 31, 2012	2,845,041	$0.70	5.63
Exercisable at December 31, 2012	2,073,612	$0.78	5.78

The weighted-average fair value of options, at the grant date, granted during the years ended December 31, 2012 and 2011 was $0.77 and $0.90 per share. As of December 31, 2012 and 2011, there was a total of $297,803 and $622,951 unrecognized compensation cost related to unvested stock-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a period of four years. Compensation expense of $298,494 and $46,485 was recognized during the years ended December 31, 2012 and 2011. As of December 31, 2011, the Company performed a review of actual forfeiture activity, which resulted in a reduction in the forfeiture estimate and stock compensation expense in 2011.

17See accompanying notes.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 7 - Income Taxes

The components of deferred taxes are as follows at December 31:

	2012	2011
Deferred tax assets
Net operating loss carryforwards	$13,114,194	$11,828,234
Non-qualified stock options	51,105	30,575
Accrued expenses	54,244	44,390
Fixed assets and intangibles	26,828	33,718
Allowance for bad debts	5,268	3,551
Total deferred tax assets	13,251,639	11,940,468

Deferred tax liabilities
Unrealized gains	(3,631)	(3,625)
	13,248,008	11,936,843
Less: Valuation allowance	(13,248,008)	(11,936,843)
	$—	$—

The Company has established a valuation allowance of $13,248,008 and $11,936,843 as of December 31, 2012 and 2011 due to the uncertainty of future realization of the net deferred tax assets. The Company has net operating loss carryforwards for federal tax purposes of approximately $36,537,307 and $32,960,639 at December 31, 2012 and 2011, which expire beginning in 2025. Carryforwards of net operating losses are subject to possible limitation should a change in ownership of the Company occur, as defined by Internal Revenue Code Section 382. The Company’s effective tax rate for the periods differs from the statutory rate of 34% due, primarily, to the deferred tax asset valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions. The Company does not have any uncertain tax positions. As of December 31, 2012, there is no accrued interest or penalties recorded in the financial statements. Due to net operating loss carryforwards, tax years 2005-2012 are open to review by taxing authorities.

Note 8 - Commitments and Contingencies

Facility Lease - The Company is obligated under a non-cancellable operating lease for office facilities through October 2013. Future minimum lease payments under non-cancellable operating leases at December 31, 2012 are $294,712 through 2013.

Total rent expense for the years ended December 31, 2012 and 2011 was $368,105 and $376,802.

WETPAINT.COM, INC.

NOTES TO FINANCIAL STATEMENTS

Note 9 - Employee Benefit Plan

The Company has a 401(k) plan (the Plan) for the benefit of all eligible employees meeting certain age and service requirements. The Company may make discretionary matching contributions to the Plan. No matching contributions were made for the years ended December 31, 2012 and 2011.

Note 10 - Information about Geographic Areas

The Company’s chief operating decision-makers (i.e., Chief Executive Officer and certain direct reports) review financial information presented on a consolidated basis. There are no segment managers who are held accountable by the chief operating decision-makers, or anyone else, for operations, operating results, or planning for levels or components below the consolidated unit level. Accordingly, the Company is a single reporting segment and operating unit structure. Revenue by geography is based on the sales region of the customer.

	Years Ended
	December 31,
	2012	2011
Total Revenue
North America	$1,963,814	$1,455,031
Europe	2,975,000	209,737
	$4,938,814	$1,664,768

19See accompanying notes.